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                                                                 EXHIBIT NO. 4.3

                             STOCKHOLDERS AGREEMENT



          This Stockholders Agreement (the "Agreement"), dated as of August 31, 1998, is entered into by and among NEXTERA ENTERPRISES, L.L.C., a Delaware limited liability company ("Nextera"), NEXTERA ENTERPRISES, INC., a Delaware corporation (the "Company"), and the individuals and other parties listed on the Table of Stockholders attached hereto as Schedule A and their permitted successors and assigns (each a "Stockholder" and collectively, the "Stockholders").

          WHEREAS, from its inception in February 1997 through the date hereof, Nextera has operated as a Delaware limited liability company;

          WHEREAS, pursuant to a Share Exchange Agreement (the "Exchange Agreement") dated as of the date hereof, by and among Nextera, and other parties named therein, Nextera and Knowledge Enterprises, Inc., ("KE"), Nextera's controlling member, have agreed to cause the business of Nextera to be incorporated;

          WHEREAS, pursuant to the Exchange Agreement and the Second Amended and Restated Limited Liability Company Agreement of Nextera, as amended through the date hereof (the "Nextera Operating Agreement") the incorporation of the Nextera business into the Company, shall be accomplished as follows (the "Incorporation Transaction"): (i) all of the Members of Nextera other than the transferees of Sibson & Company, L.P. (which will be Sibson & Company, Inc. and SC2, Inc.) shall contribute and assign their Class A and Class B Common Units of Nextera to the Company in exchange for stock of the Company and (ii) the shareholders of Sibson & Company, Inc. and SC2, Inc. shall contribute and assign the stock of Sibson & Company, Inc. and SC2, Inc. to the Company in exchange for stock of the Company;

          WHEREAS, as a result of the Incorporation Transaction, each Stockholder will own the number of shares of Class A Common stock of the Company (the "Class A Common Stock") and Class B Common Stock of the Company (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock") set forth opposite his or its name on Schedule A attached hereto which will be completed and updated prior to completion of the Incorporation Transaction as provided herein (such shares of Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Subject Shares");

          WHEREAS, the Nextera Operating Agreement contains various provisions which are to be included in a stockholders agreement at the time that the Nextera business is incorporated; and

          WHEREAS, Nextera, the Company and the Stockholders desire to enter into this Agreement to set forth these agreements among the Stockholders and the Company which shall become effective upon completion of the Incorporation Transaction (the "Incorporation Date");



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          NOW, THEREFORE, to induce each other to proceed with, and in consideration of their consummation of, the Incorporation Transaction, and in consideration of the promises and the representations, warranties and agreements contained herein, the parties agree as follows:

          1. Definitions.

               1.1 "Affiliate" means, with respect to any Person, (a) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person; or (b) any Person directly or indirectly controlling, controlled by, or under common control with such Person.

               1.2 "Family" means a person's spouse, lineal descendants, parents, siblings, and lineal descendants of siblings. Any such relationship by legal adoption shall be included.

               1.3 "Founders' Interests" means any equity interests in the Company or a successor entity which were received by Stockholders in respect of membership interests in Nextera which membership interests were received by Stockholders other than KE's assignors upon the liquidation and dissolution of Nextera Enterprises Holdings, L.L.C., a Delaware limited liability company, and in the case of Gresham T. Brebach, Jr., Ronald Bohlin, Michael Muldowney, Debra Bergevine, David Fritts, and Belden Menkus includes the Class A and Class B Common Units purchased pursuant to Section 9 of the First Amendment to the Nextera Operating Agreement". Founders' Interests do not include any equity interests owned by Sibson Persons (as defined in Section 6.2 below).

               1.4 "Person" means any natural person, partnership, corporation, limited liability company, trust, association, or other legal entity.

               1.5 "Qualified Initial Public Offering" means the Company's (or a successor's to the Company's business) first underwritten initial public offering of common equity interests under the Securities Act of 1933, as amended (the "Securities Act") after the date hereof, that results in such common equity interests being listed for trading on a national securities exchange or being authorized for trading on the Nasdaq National Market System at such time.

               1.6 "Qualified Transfer" means (i) any transfer of shares of Common Stock by will or pursuant to the laws of descent and distribution to any member or members of a Stockholder's Family, (ii) any transfer of shares of Common Stock by a Stockholder to a domestic trust created for the sole benefit of one or more of the Stockholder or any member or members of the Stockholder's Family, (iii) any transfer of shares of Common Stock from a trust described in clause (ii) above to the Stockholder (or former Stockholder) who transferred shares of Common Stock to such trust, and (iv) any transfer to a domestic limited partnership or a domestic limited liability company if there are no partners or members of such limited partnership or limited liability company other than the Stockholder and members of the Stockholder's Family; (v) any transfer of Common Stock from a limited partnership or limited liability company described in clause (iv) above to the Stockholder (or former Stockholder) who transferred Common Stock to such limited partnership or limited liability company; and (vii) any transfer of



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shares of Common Stock from one Stockholder to another Stockholder; provided that none of the above transfers shall constitute a "Qualified Transfer" unless
(a) the transferee agrees in writing to be bound by the terms and provisions of this Agreement as a Stockholder, and specifically, without limiting the generality of the foregoing, agrees that (i) the repurchase option provision of
Section 4.4 hereof (and if and to the extent such provision is modified by an employment agreement, then as so modified) shall continue to apply to such Common Stock as if they had not been transferred, (ii) to the extent the Common Stock was Founders' Interests in the hands of the transferor, the restrictions contained in Section 4.5 hereof shall continue to apply to such as Common Stock as if they had not been transferred, (iii) to the extent that such Common Stock was received by the transferor pursuant to the Company's 1998 Equity Participation Plan, all provisions of the Company's 1998 Equity Participation Plan, the Equity Participation Agreement by which such Common Stock was awarded, the transferor's employment agreement with the Company or a subsidiary, if any, and all relevant provisions of this Agreement shall continue to apply to such shares of Common Stock as if they had not been transferred, and (iv) to the extent the ownership of any shares of Common Stock which are held in an escrow are so transferred, such shares of Common Stock shall remain subject to the provisions of such escrow agreement as if they had not been transferred, and (b) the Company receives an opinion of counsel reasonably acceptable to the Company that such transfer does not violate federal or state securities laws (if the Stockholder represents to the Company in writing that the transfer was made as a bona fide gift without payment of consideration, no securities law opinion is required), and further provided that if the transfer is to a limited partnership, limited liability company, or trust of which the Stockholder (or former Stockholder) is not the trustee, then such transfer will not constitute a "Qualified Transfer" unless the limited partnership, limited liability company, or trustee, as the case may be, gives a proxy to vote such shares of Common Stock to a person acceptable to the Company. Any Stockholder or any person or entity designated as a "Shareholder Representative" pursuant to the Exchange Agreement or an escrow agreement to which the Company or Nextera is a party shall be deemed acceptable to the Company. Any such proxy shall be deemed to be terminated upon a Qualified Initial Public Offering. Qualified Transfer shall also mean (i) any transfer or sale of shares of Common Stock between a Stockholder and the Company or Nextera to satisfy an indemnification claim and
(ii) any pledge of shares of Common Stock pursuant to an escrow agreement to which the Company or Nextera is a party.

          2. Representations and Warranties of each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Nextera as of the date hereof in respect of himself or itself that such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms (assuming the due authorization, execution and delivery by the other parties hereto), subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.



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          3. Representations and Warranties of Nextera and the Company. Nextera
hereby represents and warrants to each Stockholder that Nextera has all requisite limited liability company power and authority, and that the Company hereby represents and warrants that it has all requisite corporate power and authority, to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Nextera and the Company, and constitutes a valid and binding obligation of Nextera and the Company, enforceable against Nextera and the Company in accordance with its terms (assuming the due authorization, execution and delivery by the other parties hereto), subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          4. Transfers of Interests.

               4.1 General. Except as otherwise provided in Sections 4.2 and 4.4, a Stockholder may not sell, assign, pledge, hypothecate, transfer, exchange or otherwise dispose of (collectively "Assign") or offer to Assign, in whole or in part, his or its Common Stock unless Stockholders holding a majority of the Common Stock subject to the Agreement approve of such Assignment; provided, however, that, Sections 4.1, 4.2, 4.3 and 4.4 hereof shall no longer apply if a Stockholder desires to Assign his or its Common Stock following a Qualified Initial Public Offering.

               4.2 Qualified Transfer. A Stockholder may, without consent, transfer some or all of his or its shares of Common Stock pursuant to a Qualified Transfer.

               4.3 Transferee Not A Stockholder. If a Stockholder attempts to Assign, in whole or in part, his or its Common Stock in violation of Section 4.1, such assignment shall be void ab initio and of no effect and the purported transferee shall not be recognized as a Stockholder and shall have no right to participate in the business and affairs of the Company.

               4.4 Repurchase Option. Prior to a Qualified Initial Public Offering, the Company shall have the right, but not an obligation, to repurchase the shares of Common Stock of any Stockholder who is employed by or similarly associated with the Company or any other entity controlled by or affiliated with the Company at such time as such Stockholder is no longer employed by or so associated with the Company or such other entity for any reason. For a six month period (the "Repurchase Option Period") following such termination, the Company shall have an option (the "Repurchase Option") to repurchase all or any portion of the shares of Common Stock held by such Stockholder. If the Company so elects to exercise the Repurchase Option in whole or in part, it shall give written notice of such (the "Repurchase Notice") to such Stockholder (or his estate or legal representative, as the case may be) during the Repurchase Option Period. The fair market value of such Stockholder's shares of Common Stock being repurchased shall be determined by the Board of Directors of the Company (the "Board") and the Board shall give notice (the "Valuation Notice") of such determination to such Stockholder (or his estate or legal representative, as the case may be) within thirty (30) days of the Repurchase



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Notice. If such Stockholder (or his estate or legal representative, as the case may be) does not dispute the fair market value of the shares of Common Stock being repurchased within the time period specified below for giving the Appraisal Notice, then the Company shall pay to such Stockholder (or his estate or legal representative, as the case may be), in cash and within thirty days of the date of the Valuation Notice, the fair market value of the shares of Common Stock being repurchased. If such Stockholder (or his estate or legal representative, as the case may be) disputes the fair market value of the shares of Common Stock being repurchased as set forth in the Valuation Notice, then such Stockholder (or his estate or legal representative, as the case may be) shall so notify the Board in writing (the "Appraisal Notice") within five (5) business days of receipt of the Valuation Notice. Within fifteen (15) business days of the receipt of the Appraisal Notice, the Board and such Stockholder (or his estate or legal representative, as the case may be) shall each appoint a professional appraiser to determine the fair market value of the shares of Common Stock being repurchased. Each appraiser shall have at least five (5) years experience in appraising companies similar to the Company. The two appraisers shall within the succeeding twenty (20) day period after their selection, attempt to reach agreement on the fair market value. If the appraisers reach such agreement, their agreement shall be final and binding on the Company and such Stockholder (or his estate or legal representative, as the case may be). If the appraisers fail to agree, they shall within ten (10) days thereafter select a third appraiser with the same qualification requirements, and the three (3) appraisers shall establish the fair market value by majority vote within the succeeding twenty (20) day period and such determination of the fair market value shall be final and binding on the Company and such Stockholder (or his estate or legal representative, as the case may be). In all events, the appraisers selected shall be unaffiliated with and otherwise independent of the Company, the Board, such Stockholder and their affiliates. If the fair market value of the shares of Common Stock being repurchased, as determined by the appraisers, is less than or no more than five percent (5%) greater than the value as determined by the Board, then such Stockholder (or his estate or legal representative, as the case may be) shall pay all costs associated with the appraisers, and such costs shall be deducted from the amount owed by the Company. If the fair market value as determined by the appraisers is more than five percent (5%) greater than the value as determined by the Board, then the Company shall pay for all costs associated with the appraisers. Notwithstanding the provisions of this Section 4.4, if such a Stockholder has an employment contract with the Company or an entity controlled by or affiliated with the Company and such employment contract provides for the repurchase of shares of Common Stock being repurchased upon such Stockholder's termination of employment, then to the extent there is any conflict between the terms of this
Section 4.4 and the terms of the employment contract, the terms of the employment contract shall govern.

               4.5 Restrictions on Sale or Transfer After a Qualified Initial Public Offering. If there is a Qualified Initial Public Offering of the Company or a successor to the Company's business, then, subject to all applicable market and legal restrictions, each Stockholder that holds Founders' Interests hereby agrees and covenants that such Stockholder will not Assign any of such Stockholder's Founders' Interests for a six month period following the Qualified Initial Public Offering, and that subsequent to such six month period, such
Stockholder: (A) will not Assign more than one-third of such Founders' Interests in the twelve calendar month period following such six month period; and (B) will not Assign more than a total of two-thirds of such Founders' Interests in the twenty-four calendar month period following such six month period.



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               4.6 Compliance with Securities Laws. Each Stockholder agrees and covenants that such Stockholder will not Assign any of his or its Common Stock except in compliance with all applicable securities laws.

          5. Registration Rights. The Stockholders shall have registration rights as specified in this Section 5.

               5.1 Piggyback Registration Rights.

                    5.1.1 Right to Piggyback. Whenever the Company proposes to register any Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock) with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and the registration form to be used may be used for the registration of the "Registrable Securities," as defined in Section 5.9 hereof (a "Piggyback Registration"), the Company (i) will give written notice to all Stockholders who hold Registrable Securities (collectively, "Holders") and each holder of an option to purchase Registrable Securities, no later than the later of (a) 45 days prior to the anticipated filing date or (b) promptly following its decision to file, of its intention to effect such a registration, which notice will specify the proposed offering price (or reasonable range thereof), the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and (ii) will, subject to Section 5.1.2 below, include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the date of the Company's notice. Notwithstanding the foregoing, the rights provided in this Section 5.1 shall not apply to the Qualified Initial Public Offering as long as no Stockholder is allowed to sell any Common Stock in such Qualified Initial Public Offering. The Company shall reasonably cooperate with the holders of options to purchase Registrable Securities in connection with such holders' desire, if any, to exercise such options contemporaneously with the sale of the underlying Registrable Securities.

                    5.1.2 Priority on Piggyback Registrations. If the managing underwriter or underwriters, if any, advise the selling Holders in writing that in its or their reasonable opinion or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the selling Holders of such determination), based upon the written advice of an independent investment banker of nationally recognized standing, a copy of which advice shall also be delivered to the selling Holders, that the number or kind of securities proposed to be sold in such registration (including Registrable Securities to be included pursuant to Section
          5.1.1 above) is inconsistent with that which can be sold in such registration without having a material adverse effect on the success of the offering (including, without limitation, an impact on the selling price or the number of securities that any participant may sell), the Company will include in such registration the number of securities, if any, which, in the opinion of such underwriter or underwriters, or the Company, based upon the advice of an independent investment banker of nationally recognized standing, as the case may be, can be sold as follows: (i) first, the Common



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          Stock the Company proposes to sell and (ii) second, the Registrable
          Securities requested to be included in such registration by the Holders. To the extent that the privilege of including Registrable Securities in any Piggyback Registration must be allocated among the selling Holders pursuant to clause (ii) above, the allocation shall be made pro rata based on the number of Registrable Securities that each such Holder shall have requested to include therein.

                    5.1.3 Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company will (i) select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing and (ii) determine the terms under which such underwriting shall take place.

                    5.1.4 Withdrawal. A request for Piggyback Registration may be withdrawn by any Holder making such a request provided that such Holder reimburses the Company for all expenses reasonably incurred by the Company in connection with the request.

               5.2 Demand Registration Rights.

                    5.2.1 Right to Demand. After 180 days after a Qualified Initial Public Offering, Knowledge Enterprises, Inc. or an affiliate thereof that then owns an equity interest in the Company may make a one time written request of the Company for registration with the Commission, under and in accordance with the provisions of the Securities Act, of all or part of its Registrable Securities (a "Demand Registration"); provided, however, that (x) the Company need not effect a Demand Registration unless such Demand Registration shall include at least 10% of the issued and outstanding Common Stock of the Company and (y) the Company may, if the Board determines in the exercise of its reasonable judgment that effecting such Demand Registration at such time would have a material adverse effect on the Company, defer such Demand Registration for a single period not to exceed 180 days. Within 10 days after receipt of the request for a Demand Registration, the Company will send written notice (the "Notice") of such registration request and its intention to comply therewith to each of the other Holders and each holder of an option to purchase Registrable Securities and, subject to Section 5.2.3 below, the Company will include in such registration all Registrable Securities of the Holders with respect to which the Company has received written requests for inclusion therein within 20 business days after the effectiveness of the Notice. All requests made pursuant to this Section 5.2.1 will specify the aggregate number of Registrable Securities requested to be registered and will also specify the intended methods of disposition thereof. The Company shall reasonably cooperate with the holders of options to purchase Registrable Securities in connection with such holders' desire, if any, to exercise such options contemporaneously with the sale of the underlying Registrable Securities.



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                    After 180 days after a Qualified Initial Public Offering,
          Holders who together hold at least 10% of the issued and outstanding Common Stock of the Company may make a one time written request of the Company for a Demand Registration on the terms set forth above.

                    5.2.2 Expenses; Number of Demand Registrations; Withdrawal. The expenses of each Demand Registration (including the fees and expenses of a total of one counsel for the selling Holders in accordance with Section 5.5.2 below) shall be borne by the Company. A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective by the Commission and maintained continuously effective for a period of at least six months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration. A Demand Registration may be withdrawn by the Holders making the demand without the demand counting as a Demand Registration hereunder provided that the Holders making the demand reimburse the Company for all reasonable expenses incurred by the Company in connection with the demand.

                    If the Company elects to issue and sell any equity securities pursuant to any Registration Statement filed in connection with a Demand Registration, then such Registration shall be deemed not to be a Demand Registration solely for purposes of determining the number of Demand Registrations granted by this Section 5.2.2.

                    5.2.3 Priority on Demand Registrations. If in any Demand Registration the managing underwriter or underwriters thereof advise the Company in writing that in its or their reasonable opinion (or in the case of a Demand Registration not being underwritten, the Company shall reasonably determine (and notify the selling Holders of such determination)), based upon the written advice of an independent investment banker of nationally recognized standing, a copy of which advice shall also be delivered to the selling Holders, that the number of securities proposed to be sold in such Demand Registration is inconsistent with that which can be sold in such offering without having a material adverse effect on the success of the offering (including, without limitation, an impact on the selling price or the number of Registrable Securities that any participating Holder may sell), the Company will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters (or the Company, based upon the advice of an independent investment banker of nationally recognized standing, as the case may
          be) can be sold without having a material adverse effect on the success of the offering as follows: (i) first, the Registrable Securities requested to be included in such Demand Registration by Holders pro rata on the basis of the number of Registrable Securities requested to be included and (ii) second, any securities held by persons other than the Holders and requested to be included in such Demand Registration.

                    5.2.4 Selection of Underwriters. The Company shall have the right to determine whether any Demand Registration shall be underwritten or not underwritten. If any Demand Registration is an underwritten offering, the Company will (i) select a managing underwriter or underwriters to administer the offering, which managing


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          underwriter or underwriters shall be of nationally recognized standing and (ii) determine the terms under which such underwriting shall take place.

               5.3 Registration Procedures. With respect to any Piggyback Registration or Demand Registration (generically, a "Registration"), the Company will, subject to Sections 5.1.2 and 5.2.3, as expeditiously as practicable:

                    5.3.1 Prepare and file with the Commission, within 90 days after mailing the applicable Notice, a registration statement or registration statements (the "Registration Statement") relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; provided, however, that the Company will include in any Registration Statement on a form other than Form S-1 all information that the selling Holders shall reasonably request and shall include all financial statements required by the Commission to be filed therewith, cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD") and use its best efforts to cause such Registration Statement to become effective; provided further, that before filing a Registration Statement or prospectus related thereto (a "Prospectus") or any amendments or supplements thereto, the Company will furnish to the Holders covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such Holders and underwriters and their respective counsel, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

                    5.3.2 Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus. The Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling Holders covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law, provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including, without limitation, the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 5.3.11 below, if applicable;



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                    5.3.3 Notify the selling Holders and the managing
          underwriters, if any, promptly, and (if requested by any such person or entity) confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by Section 5.3.14 below cease to be true and correct, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (F) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                    5.3.4 Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                    5.3.5 If requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                    5.3.6 Furnish to each managing underwriter and, if requested by the holders of a majority of the Registrable Securities being sold, to each selling Holder, without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                    5.3.7 Deliver to each selling Holder and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder and underwriters may reasonably request. The Company consents to the use of each Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

                    5.3.8 Prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing, considering the amount of Registrable Securities proposed to be sold in each such jurisdiction, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

                    5.3.9 Cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                    5.3.10 Use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                    5.3.11 Upon the occurrence of any event contemplated by
          Section 5.3.3(F) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                    5.3.12 Cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed or cause such Registrable Securities to be authorized for trading on the Nasdaq National Market System if any similar securities issued by the Company are then so authorized, if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

                    5.3.13 Provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable Registration Statement;

                    5.3.14 Enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to facilitate the disposition of such Registrable Securities as shall be reasonably necessary, and in connection therewith: (A) make such representations and warranties to the selling Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (C) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (D) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures set forth in Section 5.6 below with respect to all parties to be indemnified pursuant to said Section; and (E) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with Section 5.3.3(F) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                    5.3.15 Make available for inspection during normal business hours by a representative of each seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration and any attorney or accountant retained by the representative or underwriter, all financial and other records and pertinent corporate documents of the Company and its subsidiaries and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction;

                    5.3.16 Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make earnings statements satisfying the provisions of Section 11(a) of the Securities Act generally available to its security holders no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods;

                    5.3.17 Promptly prior to the filing of any document that is to be incorporated by reference into any Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling Holders and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling Holders or underwriters may reasonably request; and

                    5.3.18 Keep each seller of Registrable Securities advised in writing as to the initiation and progress of any Registration hereunder.

               The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing.

               Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.3.3(F), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder (i) has received copies of the supplemented or amended Prospectus as contemplated by Section 5.3.11 above or until such Holder is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed and (ii) has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities. In the event the Company shall give any such notice, the six-month time period referred to in Section 5.2.2 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5.3.3(F) or the Advice.

               5.4 Restrictions on Public Sale.

                    5.4.1 Public Sale by Holders. To the extent not inconsistent with applicable law, each Holder (i) agrees not to effect any public sale or distribution of Common Stock, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the 180-day period (or such shorter period as may be agreed to by the managing underwriter or underwriters) following a Qualified Initial Public Offering and (ii) whose Registrable Securities are included in a Registration Statement hereunder, if requested by the managing underwriter or underwriters for such Registration, agrees not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the 15 business days prior to, and during the 90-day period (or such shorter period as may be agreed to by such underwriter or underwriters) beginning on, the effective date of a Registration Statement pursuant to such Piggyback Registration or Demand Registration (except as part of such Piggyback or Demand Registration).

                    5.4.2 Public Sale by the Company. If requested by the managing underwriter or underwriters for any underwritten Registration or by the holders of a majority of the Registrable Securities being registered in a Demand Registration that is not being underwritten,
          (i) the Company will not effect any public sale or distribution of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) for its own account during the 15 business days prior to, and during the 90-day period beginning on, the effective date of such Registration and (ii) the Company will use its best efforts to cause each other holder of Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock) purchased from the Company at any time after the date hereof (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during the period described in (i) above (except as part of such Registration, if otherwise permitted).

                    5.4.3 Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities, and if such previous Registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock) under the Securities Act (except on Form S-4 or S-8 or any similar successor forms), whether on its own behalf or at the request of any holder or holders of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), until a period of at least six months has elapsed from the effective date of such previous Registration; provided, however, that if the holders of 50% or more of the aggregate number of Registrable Securities included in such previous Registration shall agree in writing, such period may be shortened by the Company but not to a period shorter than three months.

               5.5 Registration Expenses.

                    5.5.1 All expenses incident to the Company's performance of or compliance with this Section 5 will be borne by the Company, including, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "cold comfort" letters and special audits required by or incident to the performance of such persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "Blue Sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on the Nasdaq National

          Market System and all other costs and expenses incurred by the Company in connection with any Registration hereunder; provided, however, that, except as otherwise provided in Section 5.5.2 below, the Company shall not bear the costs and expenses of any selling Holder for underwriters' commissions, brokerage fees or transfer taxes, or the fees and expenses of any counsel, accountants or other representative retained by any selling Holder.

                    5.5.2 Notwithstanding the foregoing, in connection with each Demand Registration hereunder, the Company will reimburse the selling Holders for the reasonable fees and disbursements of not more than one counsel (up to a maximum of $25,000). Such counsel shall be chosen by the holders of a majority of the Registrable Securities covered by the Registration, subject to the approval of the Company (which approval shall not unreasonably be withheld).

               5.6 Indemnification.

                    5.6.1 Indemnification by the Company. The Company agrees to indemnify, to the full extent permitted by law, each Holder, its officers, directors and agents and each person who controls such Holder within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each, an "Indemnified Holder"), against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of a Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statement or omission is caused by any information with respect to such Indemnified Holder furnished in writing to the Company by such Indemnified Holder or its representative expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of the Securities Act) to the same extent as provided above with respect to Indemnified Holders; provided, however, that if pursuant to an underwritten public offering of Registrable Securities, the Company and any underwriters enter into an underwriting or purchase agreement relating to such offering that contains provisions relating to indemnification and contribution between the Company and such underwriters, such provisions shall be deemed to govern indemnification and contribution as between the Company and such underwriters.

                    5.6.2 Indemnification by Holders of Registrable Securities. In connection with any Registration, each Holder participating therein will furnish to the Company in writing such information with respect to the Holder as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or preliminary Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, the directors and officers of the Company signing the Registration Statement and each person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement, Prospectus or preliminary Prospectus (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, and only to the extent, that such untrue statement or omission is caused by any information with respect to the Holder so furnished in writing by the Holder or its representative specifically for inclusion therein. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information with respect to such persons or entities so furnished in writing by such persons or entities or their representatives specifically for inclusion in any Registration Statement, Prospectus or preliminary Prospectus.

                    5.6.3 Conduct of Indemnification Proceedings. Any person or entity entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party will claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding Section 5.6.1 or 5.6.2, as applicable, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will be required to consent to the entry of any judgment or to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                    5.6.4 Contribution. If for any reason the indemnification provided for in the preceding Section 5.6.1 or 5.6.2, as applicable, is unavailable to an indemnified party as contemplated by such Section, then the indemnifying party, in lieu of indemnification, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, however, that no selling Holder shall be required to contribute in an amount greater than the difference between the net proceeds received by the Holder with respect to the sale of Registrable Securities and all amounts already contributed by the Holder with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by the Holder.

               5.7 Rule 144. The Company agrees that at all times after it has filed a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities of the Company, it will file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and will take such further action as any Holder may reasonably request in order that such Holder may effect sales of Registrable Securities pursuant to Rule 144. At any reasonable time and upon request of a Stockholder, the Company will furnish such Stockholder and others with such information as may be necessary to enable the Stockholder to effect sales of Common Stock pursuant to Rule 144 under the Securities Act and will deliver to such Stockholder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

               5.8 Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

               5.9 Registrable Securities. The term Registrable Securities shall mean the Class A Common Stock of the Company; provided, however, that a Registrable Security shall cease to be a Registrable Security at such time that
(i) the Registrable Security has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

          6. Tag-Along Right.

               6.1 General Tag-Along Right. Prior to a Qualified Initial Public Offering, and notwithstanding the fact that the Stockholders have approved an Assignment pursuant to Section 4.1, a Stockholder (the "proposed transferor") shall not transfer, sell, or otherwise dispose of more than 5% of its Class A Common Stock or Class B Common Stock (collectively a "proposed tag-along transfer") to a person (a "proposed tag-along purchaser") other than pursuant to a Qualified Transfer or, in the case of KE, other than pursuant to a transfer to an entity controlled by KE, in one transaction or a related series of transactions, unless the proposed tag-along purchaser shall offer to each of the Stockholders that hold Common Stock, whether or not of the same class, (a "Tag-Along Offer") the opportunity to include in the proposed tag-along transfer the same percentage of his or its Common Stock as that percentage of Common Stock proposed to be transferred by the proposed transferor (based upon all outstanding Common Stock) upon the same terms and conditions, and with the same price per share of Common Stock, form of consideration and terms of payment offered by the proposed tag-along purchaser to the proposed transferor (it being understood that Class A Common Stock and Class B Common Stock shall be treated alike for purposes of this Section 6.1). The proposed transferor shall, not less than 45 nor more than 90 days prior to the proposed tag-along transfer, notify, or cause to be notified, each other Stockholder (the "Other Stockholder" or "Other Stockholders") in writing of such proposed tag-along transfer (the "Tag-Along Notice"). The Tag-Along Notice shall set forth: (i) the name of the proposed transferor, the number and class or classes of Common Stock that the proposed transferor proposes to transfer, and the percentage of his or its Common Stock of that class or classes that the proposed transferor proposes to transfer and the percentage of all outstanding Common Stock represented thereby; (ii) the name of the proposed tag-along purchaser; (iii) the proposed amount and form of consideration and terms and conditions of payment offered by the proposed tag-along purchaser; and (iv) that the proposed tag-along purchaser has been informed of the tag-along right provided for in this Section 6.1 and has agreed to purchase such Common Stock in accordance with the terms hereof. The Tag-Along Offer may be accepted by any Other Stockholder holding Common Stock, whether or not of the same class as is subject to the proposed transfer, by delivery of a written notice (the "Exercise Notice") to the proposed transferor within 15 days following the date the Tag-Along Notice is given (the "Exercise Period"). The Exercise Notice shall state the maximum number of shares of Common Stock that such Other Stockholder proposes to include in the transfer to the proposed tag-along purchaser, as determined herein. In the event the total number of shares of Common Stock proposed to be sold to the proposed tag-along purchaser by the proposed transferor and the Other Stockholders exceeds the number of shares of Common Stock which the proposed tag-along purchaser is willing to purchase, the number of shares of Common Stock to be sold by the proposed transferor and the Other Stockholders shall be reduced pro rata based on the total number of shares of Common Stock offered for sale by the proposed transferor and each Other Stockholder. At the closing of the transfer to the proposed tag-along purchaser (of which the proposed transferor shall give each selling Other Stockholder at least 10 business days prior written notice), each selling Other Stockholder shall (i) execute any documents or instruments, including, without limitation, representations and warranties, reasonably requested by the proposed tag-along purchaser (if any selling Other Stockholder is unwilling to make such representations and warranties and/or related indemnification as may be required by the proposed tag-along purchaser, such Other Stockholder shall not have the tag-along right provided for in this
Section 6.1) and (ii) deliver certificates for the shares of Common Stock being sold, duly endorsed or accompanied by duly executed Common Stock assignments separate from certificate, free and clear of all claims and encumbrances, against delivery by the proposed tag-along purchaser of the consideration for the total sales price of the Common Stock of such Other Stockholders being sold pursuant to this Section 6.1.

               6.2 Special Tag-Along Right. If, prior to a Qualified Initial Public Offering, equity securities of any entity which is a "Controlled Affiliate" of the "KU Control Group" (in each case as defined below) and which, directly, or indirectly through its Controlled Affiliates, owns Common Stock (a "Common Stock Owning KU Affiliate") are sold to any Person (other than a Controlled Affiliate of the KU Control Group) and the total aggregate sales price of such transfer, sale or other disposition of such equity securities in such transaction or in a series of related transactions exceeds $10,000,000, then the "Sibson Persons" (as that term is defined below) shall have the right (the "Special Tag-Along Right") to have KE purchase a portion of their Common Stock as set forth herein. If the $10,000,000 threshold is exceeded, then KE shall within 10 days thereafter notify the Sibson Persons in writing (the "Threshold Notice") of the details of such transaction and the percentage of Common Stock (the "Applicable Percentage") indirectly transferred as a result of such sale (based upon the percentage of equity ownership of the Common Stock Owning KU Affiliate sold in the transaction and the number of shares of Common Stock held, directly, or indirectly through one or more intermediaries, by such Common Stock Owning KU Affiliate). The Sibson Persons shall have 30 days from receipt of the Threshold Notice (which notice shall contain the calculation of the Applicable Percentage and the details of how it was determined) to notify KE in writing (the "Special Tag-Along Notice") that they desire to invoke the Special Tag-Along Right. If any Sibson Person invokes the Special Tag-Along Right, then such Sibson Person shall have the right to require KE and KE hereby agrees to purchase a percentage of such Sibson Person's Common Stock in the Company equal to the Applicable Percentage multiplied by the total percentage of Common Stock in the Company held by such Sibson Person (with respect to any Sibson Person, the "Sibson Percentage"). In determining the Sibson Percentage the total number of shares of Common Stock held by such Sibson Person (including for this purpose the number of shares of Common Stock for which there are outstanding vested options held by such Sibson Person) shall be divided by the total number of outstanding shares of Common Stock of the Company (including for this purpose the number of shares of Common Stock for which there are outstanding vested options held by all persons). For example, if the Applicable Percentage is 20% and the Sibson Percentage is 5%, then the Special Tag-Along Right shall apply to a number of shares of Common Stock (and shares of Common Stock for which there are vested options) equal to 1.0% of the shares of Common Stock (and for which there are vested options) of the Company, and such Sibson Person shall have the right to require KE and, if the Special Tag-Along Right is exercised, KE shall be obligated to purchase from him or it a number of shares of Common Stock (and vested options) equal to 1.0% of the total number of shares of Common Stock and vested options. The purchase price of shares of Common Stock to be sold pursuant to the Special Tag-Along Right shall be determined in the same manner as provided in Section 4.4. The purchase price of a vested option (on a per share of Common Stock basis) shall be the purchase price of a share of Common Stock, as determined above, less the strike price of such vested option. For purposes of this provision, the term "Sibson Persons" shall mean any and all of the following: those persons who received shares of Common Stock pursuant to the Exchange Agreement, those persons who received shares of Common Stock pursuant to their employment agreements with SC/NE, LLC or any subsidiary of SC/NE, LLC, those persons who received options to purchase shares of Common Stock of the Company pursuant to their employment with SC/NE, LLC, or any subsidiary of SC/NE LLC, those persons who received Common Stock pursuant to rights granted in that certain Share Purchase Agreement dated as of the date hereof by and among Nextera, Sibson Acquisition Co.

and the holders of all of the shares of Sibson Canada, Inc. and transferees of such persons if pursuant to a Qualified Transfer. For purposes hereof, the "KU Control Group" shall mean a group comprised of one or more of the three natural persons who as of the date hereof beneficially own directly or indirectly the majority of the capital stock of KE, and a "Controlled Affiliate" shall mean, with respect to any Person, any Person controlled, directly or indirectly, by such Person by ownership of voting securities, contract or otherwise.

          7. Sibson Board Representative. Until such time as both (i) the percentage of the Company's consolidated net revenue generated by SC/NE, LLC falls below 15% of the Company's total consolidated net revenue for any fiscal year and (ii) the earnings before interest, taxes, depreciation and amortization ("EBITDA") generated by of SC/NE, LLC falls below 15% of the Company's total consolidated EBITDA less corporate headquarters expense for any such fiscal year (such event being the "Board Representation Termination Event"), the Stockholders shall be required to elect the "Manager/SMP" of SC/NE, LLC, as that term is defined in the Limited Liability Company Agreement of SC/NE, LLC dated as of the date hereof, to the Board of Directors of the Company and each Stockholder agrees to vote his Subject Shares to effectuate the same. Following the Board Representation Termination Event, the Stockholders shall have no obligation to elect the Manager/SMP of SC/NE, LLC to the Board.

          8. Certain Transactions. The Company shall not enter into any "Covered Transaction" (as hereinafter defined) with any Affiliate without the prior approval of a majority of the members of the Board of Directors of the Company who are not (and have not been within the past five years) directly or indirectly affiliated with such Affiliate, do not receive (and have not received during the past five years) directly or indirectly any compensation from such Affiliate (except for service as a director of the Company) and do not own (and have not owned within the past five years) directly or indirectly any equity interest in such Affiliate or any Affiliate of such Affiliate (other than the Company). A "Covered Transaction" shall mean (i) any transaction or related series of transactions between the Company or any subsidiary of the Company and an Affiliate (including Affiliates of such Affiliate) which involves, in the aggregate, a transaction sum in excess of $2,000,000 or (ii) any transaction between the Company or any subsidiary of the Company and an Affiliate (including Affiliates of such Affiliate) if such transaction, when taken together with all other transactions between the Company and such Affiliate (including all Affiliates of such Affiliate) during any period of 24 consecutive months, involves, in the aggregate, a total transaction sum or value in excess of $2,000,000.

          9. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          10. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common

Stock, or the acquisition of additional shares of Common Stock or other voting securities of the Company by any Stockholder, the number of Subject Shares listed in Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other voting securities of the Company issued to or acquired by such Stockholder.

          11. Assignment. Except in connection with an Assignment specifically permitted by Section 4, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Stockholder without the prior written consent of the Company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          12. General Provisions.

               12.1 Amendments. This Agreement may not be amended except by an instrument in writing signed by Nextera or the Company, Stockholders holding a majority of the Subject Shares and Stockholders holding a majority of the Subject Shares held by Sibson Persons.

               12.2 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Nextera or the Company, One Cranberry Hill, Lexington, Massachusetts, Attention: President and to the Stockholders at their respective addresses set forth on the records of the Company, until such time as Schedule A is attached hereto when completed as described in Section 16 below, and thereafter to the Stockholders at their respective addresses set forth thereon (or at such other address for a party as shall be specified in like notice).

               12.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

               12.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

               12.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               12.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          13. Enforceable. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement this being in addition to any other remedy to which they are entitled at law or in equity.

          14. Public Announcements. Except as otherwise specifically provided in that certain Asset Purchase Agreement dated as of the date hereof by and among Nextera, SC/NE, LLC, Sibson & Company, L.P., Sibson & Company, Inc., SC2, Inc. and the shareholders of Sibson & Company, Inc. and SC2, Inc., no Stockholder shall issue any press release or other public statement with respect to the transactions contemplated by this Agreement and the documents implementing the Incorporation Transaction without the prior written consent of Nextera, except as required by law.

          15. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          16. Schedule A. As soon as practical, but in no event later than ten business days prior to the completion of the Incorporation Transaction (subject to further updates through the Incorporation Transaction), Nextera agrees to update and complete Schedule A hereto, including the number of shares of Class A Common Stock and Class B Common Stock held by, and the address of, each Stockholder and cause a copy thereof certified as being true and correct by officers of each of the Company and Nextera to be delivered to the Stockholders for attachment to this Agreement.

          17. Company Charter. The Company agrees that prior to consummation of the Incorporation Transaction it shall adopt the Amended and Restated Certificate of Incorporation and By-laws in substantially the forms attached as Exhibit A-1 and Exhibit A-2 hereto, with any changes thereto as will not materially adversely affect the rights of the Stockholders hereunder and thereunder (collectively the "Constituent Documents"). From and after the Incorporation Transaction, the Company and the Stockholders shall take all steps reasonably necessary and appropriate from time to time to assure that the Constituent Documents, to the extent permitted under applicable law, do not conflict with the terms and provisions of this Agreement and that the rights of holders of Class A Common Stock are identical to rights of holders of Class B Common Stock (except for (i) holders of shares of Class A Common Stock being entitled to ten votes per share and (ii) that shares of Class B Common Stock will convert into shares of Class A Common Stock as set forth on Schedule 3.2 to the Exchange Agreement).



              [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

          IN WITNESS WHEREOF, Nextera has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

                                            "NEXTERA":

                                            NEXTERA ENTERPRISES, L.L.C.,
                                            a Delaware limited liability company


                                            By:  /s/  MICHAEL P. MULDOWNEY
                                               ---------------------------------
                                            Name: Michael P. Muldowney
                                            Title: Chief Financial Officer


                                            NEXTERA ENTERPRISES, INC.,
                                            a Delaware corporation


                                            By:  /s/  MICHAEL P. MULDOWNEY
                                               ---------------------------------
                                            Name: Michael P. Muldowney
                                            Title:  Vice President

"STOCKHOLDERS"


KNOWLEDGE ENTERPRISES, INC.,
a Delaware corporation

By:        /s/ RALPH FINERMAN
           -----------------------
           Ralph Finerman
           Its Secretary


/s/ GRESHAM BREBACH, JR.                    /s/ DEBRA BERGEVINE
----------------------------------          ------------------------------------
Gresham Brebach, Jr.                        Debra Bergevine


/s/ RONALD BOHLIN                           /s/ DAVID FRITTS
----------------------------------          ------------------------------------
Ronald Bohlin                               David Fritts

/s/ MICHAEL MULDOWNEY                       /s/ BELDEN MENKUS
----------------------------------          ------------------------------------
Michael Muldowney                           Belden Menkus


/s/ DWIGHT GERTZ                            /s/ PATRICK FLYNN
----------------------------------          ------------------------------------
Dwight Gertz                                Patrick Flynn


/s/ JACOB H. BROOKS                         /s/ CHARLES BLACKBURN
----------------------------------          ------------------------------------
Jacob H. Brooks                             Charles Blackburn


/s/ MARTIN G. GLAVIN                        /s/ DOUGLAS STEIN
----------------------------------          ------------------------------------
Martin G. Glavin                            Douglas Stein


/s/ HERBERT J. GUCK                         /s/ GLENN VAN STRAATUM
----------------------------------          ------------------------------------
Herbert J. Guck                             lenn Van Straatum


/s/ MICHAEL MARTINDALE                      /s/ IAIN McNEIL
----------------------------------          ------------------------------------
Michael Martindale                          Iain McNeil


/s/ JOHN ROBOSSON                           /s/ DION C. SMITH
----------------------------------          ------------------------------------
John Robosson                               Dion C. Smith

/s/ RAVINDER BHASKARAN                      /s/ MICHAEL J. SHEPHERD
----------------------------------          ------------------------------------
Ravinder Bhaskaran                          Michael J. Shepherd


/s/ RAMESH VASUDEVAN                        /s/ PADMINI VASUDEVAN
----------------------------------          ------------------------------------
Ramesh Vasudevan                            Padmini Vasudevan


/s/ MASON S. TENAGLIA                       /s/ DANIEL GILMORE
----------------------------------          ------------------------------------
Mason S. Tenaglia                           Daniel Gilmore


/s/ DOUGLAS FERGUSON                        /s/ JOSEPH AXELROD
----------------------------------          ------------------------------------
Douglas Ferguson                            Joseph Axelrod


/s/ JOHN BALKCOM                            /s/ MARK BLESSINGTON
----------------------------------          ------------------------------------
John Balkcom                                Mark Blessington


/s/ FREDERICK BRIGGS                        /s/ ROGER BROSSY
----------------------------------          ------------------------------------
Frederick (Ted) Briggs                      Roger Brossy


/s/ SEYMOUR BURCHMAN                        /s/ PAMELA COHEN
----------------------------------          ------------------------------------
Seymour Burchman                            Pamela Cohen

/s/ GLENN DALTON                            /s/ BARBARA DEWEY
----------------------------------          ------------------------------------
Glenn Dalton                                Barbara Dewey

/s/ DONALD GALLO                            /s/ DONALD GOUGH
----------------------------------          ------------------------------------
Donald Gallo                                Donald Gough

/s/ ELIZABETH HAWK                          /s/ MYRNA HELLERMAN
----------------------------------          ------------------------------------
Elizabeth Hawk                              Myrna Hellerman

/s/ JAMES KOCHANSKI                         /s/ STEVEN LANDBERG
---------------------------------           ------------------------------------
James Kochanski                             Steven Landberg

/s/ PETER LeBLANC                           /s/ WILLIAM O'CONNELL
----------------------------------          ------------------------------------
Peter LeBlanc                               William O'Connell

/s/ VINCENT PERRO                           /s/ JUDE RICH
----------------------------------          ------------------------------------
Vincent Perro                               Jude Rich

/s/ KAREN ROCHE                             /s/ ANNE SAUNIER
----------------------------------          ------------------------------------
Karen Roche                                 Anne Saunier

/s/ RICHARD SEMLER                          /s/ STEPHEN STRELSIN
----------------------------------          ------------------------------------
Richard Semler                              Stephen Strelsin

/s/ GERARD THOMAS                           /s/ DOUGLAS TORMEY
----------------------------------          ------------------------------------
Gerard (Chip) Thomas                        Douglas Tormey

/s/ SUSAN ANNUNZIO TYNAN
----------------------------------
Susan Annunzio Tynan

/s/ MICHAEL McINERNEY
----------------------------------
Michael McInerney

/s/ FRED MENDELSOHN
----------------------------------
Fred Mendelsohn

                                   SCHEDULE A

                              TABLE OF STOCKHOLDERS


                                  NUMBER OF SHARES OF CLASS A      NUMBER OF SHARES OF CLASS B
     NAME OF STOCKHOLDER          COMMON STOCK OWNED OF RECORD     COMMON STOCK OWNED OF RECORD        ADDRESS
Knowledge Enterprises, Inc.
Brebach, Gresham Jr.
Bohlin, Ronald
Muldowney, Michael
Bergevine, Debra
Fritts, David
Menkus, Belden
Gertz, Dwight
Flynn, Patrick
Brooks, Jacob H.
Glavin, Martin G.
Guck, Herbert J.
Martindale, Michael
Robosson, John
Smith, Dion C.
Tenaglia, Mason S.
Bhaskaran, Ravinder
Shepherd, Michael J.
Gilmore, Daniel
Ferguson, Douglas
Axelrod, Joseph
Vasudevan, Ramesh
Vasudevan, Padmini
Blackburn, Charles
Stein, Douglas
Van Straatum, Glenn
McNeil, Ian
Balkcom, John
Blessington, Mark
Briggs, Frederick (Ted)
Brossy, Roger
Burchman, Seymour
Cohen, Pamela
Dalton, Glenn
Dewey, Barbara
Gallo, Donald
Gough, Donald
Hawk, Elizabeth
Hellerman, Myrna
Kochanski, James
Landberg, Steven
LeBlanc, Peter
O'Connell, William
Perro, Vincent
Rich, Jude
Roche, Karen
Saunier, Anne
Semler, Richard
Strelsin, Stephen
Thomas, Gerard (Chip)
Tormey, Douglas
Tynan, Susan Annunzio
McInerney, Michael
Fred Mendelsohn